UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

AG Mortgage Investment Trust, Inc.
(Name of registrant as specified in its charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which the transaction applies:

	(2)	Aggregate number of securities to which the transaction applies:

	(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of the transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

AG Mortgage Investment Trust, Inc.

245 Park Avenue, 26th Floor

New York, New York 10167

May 14, 2012

Dear stockholder:

The 2012 annual meeting of stockholders of AG Mortgage Investment Trust, Inc. will be held this Friday, May 18, 2012, at 10:00 a.m., Eastern Time, at our headquarters located at 245 Park Avenue, New York, New York 10167.

If you are unable to attend the upcoming annual meeting in person, we still hope that your shares be represented and voted at the meeting.

You may vote online at www.proxyvote.com. You may also vote by telephone as described in the enclosed proxy card.

Your vote is very important. I urge you to take the time to vote.

On behalf of the board of directors, I extend our appreciation for your participation and continued support of AG Mortgage Investment Trust, Inc.

Sincerely,

David Roberts

Chief Executive Officer